EXHIBIT 99.1

FOR IMMEDIATE RELEASE

IDEXX Laboratories Elects
Sam Samad to Board of Directors

WESTBROOK, Maine, July 18, 2019 - IDEXX Laboratories, Inc. (NASDAQ: IDXX), a global leader in veterinary diagnostics, veterinary practice software and water microbiology testing, announced today the election of Sam Samad, the Senior Vice President and Chief Financial Officer of Illumina, Inc., as a member of the Company’s Board of Directors, effective July 16, 2019.
"We are very pleased to welcome Sam to our Board of Directors," said Larry Kingsley, the Company’s Independent Lead Director. "Sam’s extensive financial expertise and international operational experience at innovative, R&D focused life science and health industry growth companies will be extremely valuable to IDEXX as we continue to advance the Company’s Purpose to enhance the health and well-being of pets, people and livestock."
"IDEXX’s focus on innovation in pet diagnostics and software has yielded strong financial returns," said Mr. Samad. "I am excited to join the Board of this dynamic company and look forward to working closely with the IDEXX directors and leadership team to achieve the Company’s goals and continue to build long-term value for our shareholders."
Mr. Samad has served as the Senior Vice President and Chief Financial Officer of Illumina, Inc. since January 2017. Before joining Illumina, Mr. Samad held several senior leadership positions at Cardinal Health between November 2007 and January 2017, including Senior Vice President and Corporate Treasurer from February 2012 to January 2017, with leadership responsibility for Cardinal Health’s China business. He was previously Senior Vice President and Chief Financial Officer for the pharmaceutical segment of Cardinal from 2009 to 2012, and Vice President, Healthcare Supply Chain Services. He also previously held finance roles at Eli Lilly and Pepsico Inc. Mr. Samad received his Bachelor of Business Administration degree from the American University of Beirut in Lebanon and his Master of Business Administration degree from McMaster University in Hamilton, Canada.

About IDEXX Laboratories
IDEXX Laboratories, Inc.  is a member of the S&P 500® Index and is a leader in pet healthcare innovation, serving practicing veterinarians around the world with a broad range of diagnostic and information technology-based products and services. IDEXX products enhance the ability of veterinarians to provide advanced medical care, improve staff efficiency, and build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for livestock and poultry and tests for the quality and safety of water and milk. Headquartered in Maine, IDEXX employs more than 8,000 people and offers products to customers in over 175 countries. For more information about IDEXX, visit: www.idexx.com.
Note Regarding Forward-Looking Statements
This news release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "expects," "may," "anticipates," "intends," "would," "will," "plans," "believes," "estimates,"

"should," "project," and similar words and expressions. These forward-looking statements are intended to provide our current expectation or forecasts of future events; are based on current estimates, projections, beliefs, and assumptions; and are not guarantees of future performance. Actual events or results may differ materially from those described in the forward-looking statements, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by IDEXX pursuant to United States securities laws contain discussions of these risks and uncertainties. IDEXX assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review IDEXX’s filings with the United States Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov and via IDEXX’s website at www.idexx.com).
Contact:
Investor Relations:
John Ravis
1-207-556-8155